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                                                                 Exhibit 4.17-01
                           El Paso Electric Company
                                 P.O. Box 982
                             El Paso, Texas 79960

                                                                 August 16, 2000

Salomon Smith Barney Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013


               Re: Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 1984 Series E (El Paso Electric Company Palo Verde Project) (the "Bonds")

Ladies and Gentlemen:

          Reference is made to the Trust Indenture, dated as of December 1, 1984, as amended and supplemented (the "Indenture"), by and between Maricopa County, Arizona Pollution Control Corporation (the "Pollution Control Corporation") and The Chase Manhattan Bank, as successor trustee (the "Trustee"), pursuant to which the Bonds were issued, and the Remarketing Agent Agreement, dated as of December 1, 1984 (the "Remarketing Agreement"), by and between El Paso Electric Company, a Texas corporation (the "Company"), and you, as remarketing agent (the "Remarketing Agent").

          Pursuant to the relevant provisions of the Indenture, the Company has notified the Pollution Control Corporation and the Trustee of its election to convert the Bonds to bear interest at a Term Interest Rate for a Term Interest Rate Period beginning on August 24, 2000 (the "Remarketing Date") and ending on July 31, 2002 and the Trustee has notified the owners of the Bonds that such Bonds are subject to mandatory tender on the Remarketing Date.

          Pursuant to the Indenture and the Remarketing Agreement, the Remarketing Agent shall offer for sale and use its best efforts to sell the Bonds, any such sale to be made on the Remarketing Date at the best price available in the marketplace.

          The Company and the Remarketing Agent agree that the Remarketing Agreement shall be amended and supplemented (this "Remarketing Agreement Amendment") as follows:

     1. Pursuant to Sections 3.01(a) and Section 3.03 of the Remarketing Agreement, in consideration for the Remarketing Agent's best efforts to remarket the Bonds in accordance with the terms and provisions of the Indenture and the Remarketing Agreement, the Company agrees (i) to pay the Remarketing Agent on the
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Remarketing Date a fee equal to .685% of the principal amount of the Bonds by wire transfer of immediately available funds to an account designated by the Remarketing Agent and (ii) to reimburse the Remarketing Agent for all direct, out-of-pocket expenses incurred by it as Remarketing Agent with respect to the Bonds, including reasonable counsel fees and disbursements.

     2. Section 3.01(b) of the Remarketing Agreement shall be amended and restated in its entirety as follows:

          "(1) The Company agrees to indemnify and hold harmless the Remarketing Agent and each of its officers, directors and employees and each person who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") (collectively, the "Indemnified Person") from and against any losses, claims, damages or liabilities to which any Indemnified Person may become subject under any statute or at law or in equity or otherwise, and shall reimburse any such Indemnified Person for any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action, but only to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) an allegation or determination that the First Series Bonds or the obligations of the Company under the Agreement or this Agreement should have been registered under the Act or the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended, (ii) an allegation or determination of negligence or wrongdoing in connection with the Remarketing Agent's performance of its duties under this Agreement or the Indenture, or (iii) any untrue statement or alleged untrue statement of a material fact contained in (x) the preliminary remarketing statement relating to the First Series Bonds dated July 28, 2000 (including the appendices thereto and the documents incorporated by reference therein, the "Preliminary Remarketing Statement"), (y) the final remarketing statement relating to the First Series Bonds dated August 16, 2000 (including the appendices thereto and the documents incorporated by reference therein, the "Remarketing Statement") and any amendment thereof or supplement thereto (including, for these purposes, any document filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 after the date of the Remarketing Statement and incorporated by reference therein) or (z) any other disclosure document that may be used from time to time in connection with a remarketing of the First Series Bonds by the Remarketing Agent pursuant to this Agreement, or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, provided, however, the indemnity of the Company provided by this Section 3.01(b) shall not extend to or cover, and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein. The

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     Company shall not be liable under clause (ii) of the preceding sentence for the Remarketing Agent's gross negligence or willful misconduct.

          (2) An Indemnified Person shall, promptly after the receipt of notice of the commencement of any action against such Indemnified Person in respect of which indemnification may be sought against the Remarketing Agent or the Company, as the case may be (in either case the "Indemnifying Person"), notify the Indemnifying Person in writing of the commencement thereof. In case any such action shall be brought against any Indemnified Person, and such Indemnified Person shall notify the Indemnifying Person, the Indemnifying Person may, or if so requested by such Indemnified Person shall, participate in or assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, such Indemnified Person shall reasonably cooperate in the defense thereof, including without limitation, the settlement of outstanding claims, and the Indemnifying Person shall not be liable to such Indemnified Person under this Section 3.01(b) for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of any investigation; provided, however, that if the named parties to any such action (including any impleaded parties) include both an Indemnified Person and the Company, and the Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to and conflict with those available to the Company, the Indemnified Person shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the Indemnified Person; provided further, however, that (i) the Indemnifying Person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any one time for an Indemnified Person and its officers, directors and employees and all other persons so controlling such Indemnified Person and
     (ii) the Indemnifying Person shall not be liable for any settlement of any such claim or action effected without its written consent. Any obligation under this Section 3.01(b) of an Indemnifying Person to reimburse an Indemnified Person for expenses include the obligation to make advances to the Indemnified Person to cover such expenses in reasonable amounts and at reasonable periodic intervals not more often than monthly as requested by the Indemnified Person.

          (3) The Remarketing Agent agrees to indemnify and hold harmless the Company, its directors and officers to the same extent as the indemnity from the Company to the Indemnified Persons described in subsection (1) of this Section 3.01(b) but only with respect to any untrue statement or alleged untrue statement, omission or alleged omission which has been included in the Preliminary Remarketing Statement, the Remarketing Statement and any

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     amendment thereof or supplement thereto or any other disclosure document that may be used from time to time in connection with a remarketing of the First Series Bonds by the Remarketing Agent pursuant to this Agreement, or omitted therefrom, in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent expressly for use therein. In case any action shall be brought against the Company in respect of which indemnity may be sought against the Remarketing Agent, the Remarketing Agent shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to the Indemnified Persons, by subsections (1) and (2) of this Section 3.01(b). The indemnity agreement in this subsection (3) shall be in addition to any liability which the Remarketing Agent may otherwise have to the Company and shall extend upon the same terms and conditions to each person, if any, who controls the Company within the meaning of the Act.

          (4) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (1) of this Section 3.01(b) is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Remarketing Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Remarketing Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the remarketing of the First Series Bonds. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the aggregate principal amount of the First Series Bonds remarketed pursuant to this Agreement bear to the total remarketing fees received by the Remarketing Agent; provided, however, that (i) in no case shall the Remarketing Agent be responsible for any amount in excess of such fee applicable to the First Series Bonds remarketed by the Remarketing Agent and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01(b), each person who controls the Remarketing Agent within the meaning of
     Section 15 of the Act shall have the same rights as the Remarketing Agent. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (4), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (4) unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the party or parties from whom contribution may be sought.

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          (5) The indemnity and contribution agreements contained in this
     Section 3.01(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent or the Company, or the delivery of and any payment for any First Series Bonds hereunder, and shall survive the termination or cancellation of this Agreement."

     3. The obligations of the Remarketing Agent under the Remarketing Agreement to remarket the Bonds on the Remarketing Date are also subject, in the discretion of the Remarketing Agent, to the conditions that (i) there shall not have occurred any material adverse change in the properties, business, condition (financial or other) or results of operations of the Company since the date of the Remarketing Statement, (ii) the representations and warranties contained in paragraph 4 hereof are accurate on the Remarketing Date and (iii) the Remarketing Agent shall have received such certificates, accountants' letters and opinions of counsel as it shall reasonably request.

     4. The Company represents and warrants to, and covenants and agrees with, the Remarketing Agent as follows:

     (i) This Remarketing Agreement Amendment has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally.

     (ii) The continuing disclosure agreement relating to the Bonds between the Company and the Trustee to be dated as of the Remarketing Date (the "Continuing Disclosure Agreement") has been duly authorized by the Company, on the Remarketing Date, will be duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally.

     (iii) No other consent, approval, authorization or order of any regulatory body or administrative agency or other governmental body relating to the Company is legally required for the execution and delivery of this Remarketing Agreement Amendment or the Continuing Disclosure Agreement or fulfillment of the terms hereof or thereof except such as have been obtained.

     (iv) The execution and delivery of this Remarketing Agreement Amendment and the Continuing Disclosure Agreement by the Company does not, and fulfillment of the terms hereof or thereof will not, result in a breach of any of the terms or provisions

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of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or the Restated Articles of Incorporation or Bylaws of the Company, or any order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute of any jurisdiction applicable to the Company.

     (v) The Remarketing Statement (as defined in Section 3.01(b) of the Remarketing Agreement, as amended by paragraph 2 hereof) does not, as of the date hereof, and, as it may be amended or supplemented (including by way of any document incorporated by reference therein), will not, as of the Remarketing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5. Except as expressly set forth in this Remarketing Agreement Amendment, all terms and provisions of the Remarketing Agreement are, and shall continue to be, in full force and effect.

     6. This Remarketing Agreement Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law provisions thereof.

     7. This Remarketing Agreement Amendment shall be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

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     If the foregoing is acceptable to the Remarketing Agent, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Remarketing Agent and the Company in accordance with its terms.


                                    Very truly yours,


                                    EL PASO ELECTRIC COMPANY



                                    By: /s/ GARY R. HEDRICK
                                       -----------------------
                                       Name: Gary R. Hedrick
                                       Title: CFO
Agreed and acknowledged by:


SALOMON SMITH BARNEY INC.,
as Remarketing Agent


By: /s/ JAMES A. BRODT
   --------------------------
   Name: James A. Brodt
   Title

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